Exhibit 99.1

            JoS. A. Bank Clothiers' Earnings Increase 75%

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Sept. 9, 2004--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market: "JOSB") announced net income of $3.5 million for the second quarter ended July 31, 2004, compared with net income of $2.0 million in the second quarter of FY2003 - representing an increase of 75% and another record quarter for the Company when compared with the prior-year period. Earnings per share increased to $0.25 in the most recent quarter, compared with $0.14 in the three months ended August 2, 2003. For the first half of FY2004, net income increased 112% to $8.9 million, versus $4.2 million, while earnings per share reached $0.62, compared with $0.30 in the corresponding period of the previous fiscal year.
    "Strong second quarter operating results were driven by double-digit comp-store sales gains, continued strength in catalog and Internet sales, new product innovations, the growing popularity of our luxurious Signature and Signature Gold product lines, and a dynamic new store opening program," stated Robert N. Wildrick, Chief Executive Officer of JoS. A. Bank Clothiers, Inc.
    "We opened 20 new stores during the six months ended July 31, 2004," continued Wildrick. "Our plans call for the opening of approximately 40 additional stores during the second half of the fiscal year, including at least four more stores each in California, Texas and Florida and our first stores in Seattle, Washington. Also, the Company's new brand-building media campaign, which will play a key role in positioning JoS. A. Bank as the premiere upscale menswear brand in the U.S., will be launched in November 2004 with a series of television and selective magazine advertisements."
    As previously reported, total sales for the second quarter ended July 31, 2004 increased 27.3% to $82.0 million, compared with $64.4 million in the second quarter of 2003. Comparable store sales increased 10.2% in the second quarter of 2004, while combined catalog and Internet sales rose 17.9%. Total sales for the six months ended July 31, 2004 increased 27.8% to $161.9 million, compared with $126.7 million in the first half of the previous fiscal year. Comparable store sales increased 11.9% in the six months ended July 31, 2004, while combined catalog and Internet sales rose 18.3%.
    All earnings per share amounts discussed herein refer to diluted earnings per share and reflect the impact of a 50% stock dividend that was distributed to stockholders on February 18, 2004 and a 25% stock dividend that was distributed to stockholders on August 18, 2004.
    A conference call to discuss the Company's operating results is scheduled for 11:00 A.M. Eastern Time, today, September 9, 2004. To participate in the conference call today, please call 888-428-4479 a few minutes before 11:00 a.m. Eastern Time. A replay of the conference call will be available until September 16, 2004 by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 740555.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 237 stores in 36 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB".

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition such as risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.


             JoS. A. Bank Clothiers, Inc. and Subsidiaries
                      Consolidated Balance Sheets
                            (In thousands)
                              (unaudited)

                                                  Jan. 31,   July 31,
                                                    2004       2004
                                                 ---------- ----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                     $     875  $     784
   Accounts receivable, net                          4,201      3,942
   Inventories:
     Raw materials                                  11,652     10,203
     Finished goods                                109,136    111,374
                                                  ---------  ---------
          Total inventories                        120,788    121,577
                                                  ---------  ---------

   Prepaid expenses and other current assets        10,323     11,133
                                                  ---------  ---------
        Total current assets                       136,187    137,436
                                                  ---------  ---------

NONCURRENT ASSETS:
   Property, plant and equipment, net               47,401     49,614
   Other noncurrent assets, net                      2,923      2,761
                                                  ---------  ---------
        Total assets                             $ 186,511  $ 189,811
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                              $  28,748  $  25,259
   Accrued expenses and other                       33,985     31,093
   Current portion of long-term debt                 1,245        971
                                                  ---------  ---------
        Total current liabilities                   63,978     57,323
                                                  ---------  ---------

NONCURRENT LIABILITIES:
   Long-term debt, net of current portion           28,618     29,399
   Deferred rent and other noncurrent
    liabilities                                      6,413      6,016
                                                  ---------  ---------
        Total liabilities                           99,009     92,738
                                                  ---------  ---------

STOCKHOLDERS' EQUITY:
   Common stock                                        122        124
   Additional paid-in capital                       64,207     64,912
   Retained earnings                                28,231     37,095
                                                  ---------  ---------
                                                    92,560    102,131
    Treasury stock                                  (5,058)    (5,058)
                                                  ---------  ---------
        Total stockholders' equity                  87,502     97,073
                                                  ---------  ---------
        Total liabilities and stockholders'
         equity                                  $ 186,511  $ 189,811
                                                  =========  =========


             JoS. A. Bank Clothiers, Inc. and Subsidiaries
                 Consolidated Statements of Operations
               (In thousands, except earnings per share)
                              (unaudited)

                                 Three Months Ended  Six Months Ended
                                  Aug. 2, July 31,   Aug. 2, July 31,
                                   2003     2004      2003     2004
                                 -------- -------- --------- ---------

Net sales                        $64,442  $81,994  $126,714  $161,923
Cost of goods sold                28,840   32,883    55,512    63,777
                                  -------  -------  --------  --------
Gross Profit                      35,602   49,111    71,202    98,146
                                  -------  -------  --------  --------

Operating expenses:
    Sales and marketing           24,247   32,011    48,361    62,662
    General and administrative     7,343   10,253    14,386    18,837
    Store opening costs              226      269       592       500
                                  -------  -------  --------  --------
Total operating expenses          31,816   42,533    63,339    81,999
                                  -------  -------  --------  --------
Operating income                   3,786    6,578     7,863    16,147

Interest expense, net                382      433       685       914
                                  -------  -------  --------  --------

Income before provision for
 income taxes                      3,404    6,145     7,178    15,233
Provision for income taxes         1,418    2,616     3,018     6,369
                                  -------  -------  --------  --------

Net income                       $ 1,986  $ 3,529  $  4,160  $  8,864
                                  =======  =======  ========  ========

Earnings per share:
Net income:
    Basic                        $  0.17  $  0.26  $   0.36  $   0.67
    Diluted                      $  0.14  $  0.25  $   0.30  $   0.62
Weighted average shares
 outstanding:
    Basic                         11,678   13,330    11,651    13,288
    Diluted                       13,794   14,196    13,689    14,204

    Note: On January 13, 2004, the Company's Board of Directors declared a 50% stock dividend payable on February 18, 2004 to stockholders of record as of January 30, 2004. On June 8, 2004, the Company's Board of Directors declared a 25% stock dividend payable on August 18, 2004 to stockholders' of record as of July 30, 2004. All historical weighted average share and per share amounts noted herein have been adjusted to reflect the stock dividends.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA
             800-377-9893
             info@rjfalkner.com

             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com